                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      1994     1993     1992
                                                     -------  -------  -------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE:
Earnings:
  Income from continuing operations................. $   745  $   575  $   239
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment, net of income tax
     (benefit)......................................       -       16     (108)
    Costs associated with discontinuance of health
     plan segment, net of income tax benefit........       -        -      (17)
  Extraordinary loss on extinguishment of debt, net
   of income tax benefit............................    (115)     (84)       -
  Cumulative effect on prior years of a change in
   accounting for income taxes......................       -        -       51
                                                     -------  -------  -------
      Net income.................................... $   630  $   507  $   165
                                                     =======  =======  =======
Shares used in the computation (in thousands):
  Weighted average common shares outstanding........ 346,219  334,160  301,921
  Dilutive effect of common stock equivalents.......   3,856    5,062   26,643
                                                     -------  -------  -------
      Shares used in earnings per common and common
       equivalent share computations................ 350,075  339,222  328,564
                                                     =======  =======  =======
Primary earnings per common and common equivalent
 share:
  Income from continuing operations................. $  2.13  $  1.70  $   .73
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment............................       -      .04     (.33)
    Costs associated with discontinuance of health
     plan segment...................................       -        -     (.06)
  Extraordinary loss on extinguishment of debt......    (.33)    (.24)       -
  Cumulative effect on prior years of a change in
   accounting for income taxes......................       -        -      .16
                                                     -------  -------  -------
      Net income.................................... $  1.80  $  1.50  $   .50
                                                     =======  =======  =======

                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      1994     1993     1992
                                                     -------  -------  -------
FULLY DILUTED EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings:
  Income applicable to common stock................. $   745  $   575  $   239
  Interest addback on convertible securities, net of
   income taxes.....................................       2        3        2
                                                     -------  -------  -------
    Adjusted income applicable to common stock......     747      578      241
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment, net of income tax
     (benefit)......................................       -       16     (108)
    Costs associated with discontinuance of health
     plan segment, net of income tax benefit........       -        -      (17)
  Extraordinary loss on extinguishment of debt, net
   of income tax benefit............................    (115)     (84)       -
  Cumulative effect on prior years of a change in
   accounting for income taxes......................       -        -       51
                                                     -------  -------  -------
      Net income.................................... $   632  $   510  $   167
                                                     =======  =======  =======
Shares used in the computation (in thousands):
  Weighted average common shares outstanding........ 346,219  334,160  301,921
  Dilutive effect of common stock equivalents and
   other dilutive securities........................   5,157    7,995   29,218
                                                     -------  -------  -------
      Shares used in earnings per common and common
       equivalent share computations................ 351,376  342,155  331,139
                                                     =======  =======  =======
Fully diluted earnings per common and common
 equivalent share:
  Income from continuing operations................. $  2.13  $  1.69  $   .73
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment............................       -      .04     (.33)
    Costs associated with discontinuance of health
     plan segment...................................       -        -     (.06)
  Extraordinary loss on extinguishment of debt......    (.33)    (.24)       -
  Cumulative effect on prior years of a change in
   accounting for income taxes......................       -        -      .16
                                                     -------  -------  -------
      Net income.................................... $  1.80  $  1.49  $   .50
                                                     =======  =======  =======